J2 Global Reports Fourth Quarter and Year End 2020 Results and Provides 2021 Outlook

Achieves Record Fourth Quarter and Full Year Revenues

LOS ANGELES -- J2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the fourth quarter and year ended December 31, 2020, and provided fiscal 2021 financial estimates.

“Our organization produced extraordinary results at a time of unprecedented difficulty,” said Vivek Shah, CEO of J2 Global. “I’m exceedingly proud of my colleagues and excited for our continued growth.”

FOURTH QUARTER 2020 HIGHLIGHTS

Q4 2020 quarterly revenues increased 15.7% to a Q4 record of $469.2 million compared to $405.6 million for Q4 2019.

Q4 2020 quarterly operating income increased 17.0% to $128.9 million compared to $110.2 million for Q4 2019.

Net cash provided by operating activities increased 20.3% to $124.1 million compared to $103.2 million for Q4 2019. Q4 2020 free cash flow(2) increased 25.3% to $102.9 million compared to $82.1 million for Q4 2019.

GAAP earnings per diluted share(3) decreased 48.2% to $1.27 in Q4 2020 compared to $2.45 for Q4 2019 and GAAP net income decreased 52.8% to $58.1 million in Q4 2020 compared to $123.0 million for Q4 2019 primarily due to the recognition of a $53.7 million tax benefit in the fourth quarter of 2019 as the result of an intra-entity transfer as part of the reorganization of its international operating structure; no similar benefit was recognized in the fourth quarter of 2020.

Adjusted non-GAAP earnings per diluted share(3)(4) for the quarter increased 30.7% to $3.11 compared to $2.38 for Q4 2019.

Quarterly Adjusted EBITDA(5) increased 20.1% to $211.8 million in the quarter compared to $176.3 million for Q4 2019.

J2 ended the quarter with approximately $340.8 million in cash, cash equivalents, and investments which included $742.7 million of net proceeds from the issuance of its 4.625% Senior Notes (and the related redemption of $694.6 million of the previously outstanding 6.0% Senior Notes of its subsidiary, J2 Cloud Services, LLC), the use of approximately $455 million during the quarter for current period acquisitions and approximately $9 million in connection with payment for prior year acquisitions. In addition, J2 deployed approximately $36 million with respect to its share repurchase program during the quarter.

Key financial results for Q4 2020 versus Q4 2019 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q4 2020	Q4 2019	% Change
Revenues
Cloud Services	$171.4 million	$169.3 million	1.2%
Digital Media	$297.9 million	$236.3 million	26.1%
Total Revenue: (1)	$469.2 million	$405.6 million	15.7%
Operating Income	$128.9 million	$110.2 million	17.0%
Net Cash Provided by Operating Activities	$124.1 million	$103.2 million	20.3%
Free Cash Flow (2)	$102.9 million	$82.1 million	25.3%
GAAP Earnings per Diluted Share (3)	$1.27	$2.45	(48.2)%
Adjusted Non-GAAP Earnings per Diluted Share (3) (4)	$3.11	$2.38	30.7%
GAAP Net Income	$58.1 million	$123.0 million	(52.8)%
Adjusted Non-GAAP Net Income	$138.7 million	$115.5 million	20.1%
Adjusted EBITDA (5)	$211.8 million	$176.3 million	20.1%
Adjusted EBITDA Margin (5)	45.1%	43.5%	3.7%

FULL YEAR 2020 HIGHLIGHTS

2020 revenues increased 8.6% to a record of $1,489.6 million compared to $1,372.0 million for 2019.

2020 operating income increased 20.8% to $334.6 million compared to $277.1 million for 2019.

Net cash provided by operating activities increased 16.4% to $480.1 million in 2020 compared to $412.5 million for 2019. 2020 free cash flow(2) increased 16.4% to $407.7 million compared to $350.4 million for 2019.

GAAP earnings per diluted share(6) decreased 27.6% to $3.18 in 2020 compared to $4.39 for 2019 and GAAP net income decreased by 31.1% to $150.7 million in 2020 compared to $218.8 million for 2019 primarily due to the recognition of a $53.7 million tax benefit in 2019 as the result of an intra-entity transfer as part of the reorganization of its international operating structure; no similar benefit was recognized in 2020.

Adjusted non-GAAP earnings per diluted share(6)(7) for the year increased 15.5% to $8.18 compared to $7.08 for 2019.

Annual Adjusted EBITDA(5) increased 11.9% to $615.7 million in 2020 compared to $550.2 million for 2019.

J2 ended the year with approximately $340.8 million in cash, cash equivalents, and investments which included $742.7 million of net proceeds from the issuance of its 4.625% Senior Notes (and the related redemption of $694.6 million of the previously outstanding 6.0% Senior Notes of its subsidiary, J2 Cloud Services, LLC), the use of approximately $482 million during the year for current year acquisitions and approximately $49 million in connection with payments for prior year acquisitions. In addition, J2 deployed approximately $265 million with respect of its share repurchase programs during the year.

Key financial results for 2020 versus 2019 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	2020	2019	% Change
Revenues
Cloud Services	$678.5 million	$661.8 million	2.5%
Digital Media	$811.1 million	$710.2 million	14.2%
Total Revenue: (1)	$1,489.6 million	$1,372.0 million	8.6%
Operating Income	$334.6 million	$277.1 million	20.8%
Net Cash Provided by Operating Activities	$480.1 million	$412.5 million	16.4%
Free Cash Flow (2)	$407.7 million	$350.4 million	16.4%
GAAP Earnings per Diluted Share (6)	$3.18	$4.39	(27.6)%
Adjusted Non-GAAP Earnings per Diluted Share (6) (7)	$8.18	$7.08	15.5%
GAAP Net Income	$150.7 million	$218.8 million	(31.1)%
Adjusted Non-GAAP Net Income	$380.7 million	$344.4 million	10.5%
Adjusted EBITDA (5)	$615.7 million	$550.2 million	11.9%
Adjusted EBITDA Margin (5)	41.3%	40.1%	3.0%

BUSINESS OUTLOOK

In February 2021, J2’s Board of Directors approved the exploration of strategic alternatives for our B2B Backup business. We believe a transaction involving this business is reasonably possible within calendar year 2021 and, therefore, are presenting our 2021 Business Outlook excluding the B2B Backup business.

	2020 (1)			2021 Range of Estimates (1)(3)
	Actual	Excluded Assets (2)	Non-GAAP Pro-Forma	Low	High
Revenue	$1,490	$(68)	$1,422	$1,630	$1,676
Adjusted EBITDA	$616	$(26)	$590	$646	$666
Adjusted non-GAAP EPS	$8.18	$(0.38)	$7.80	$8.93	$9.27
(1) Balances are in millions, except per share amounts
(2) Excluded assets consist of certain Voice assets in Australia and New Zealand that were sold in the third quarter of 2020, certain Voice assets in the United Kingdom that were sold in February 2021, and certain assets of the Company’s B2B Backup business
(3) Revenue cannot be reconciled to GAAP as it is unknown when the sale of the Company’s B2B Backup business will occur

Adjusted non-GAAP earnings per diluted share for 2021 excludes share-based compensation of between $20 million and $24 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2021 (exclusive of the release of reserves for uncertain tax positions) will be between 22% and 24%.

The Company has not reconciled the non-GAAP pro forma including 2021 revenue, Adjusted non-GAAP earnings per diluted share, and tax rate information included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

Notes:

(1)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.
(2)	Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment, plus contingent consideration. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(3)	The estimated GAAP effective tax rates were approximately 24.8% for Q4 2020 and (43.2)% for Q4 2019. The estimated Adjusted non-GAAP effective tax rates were approximately 21.8% for Q4 2020 and 21.3% for Q4 2019.
(4)	Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended December 31, 2020 and 2019 totaled $1.84 and ($0.07) per diluted share, respectively.
(5)	Adjusted EBITDA is defined as earnings before interest; gain on sale of businesses; loss on investments, net; other (income) expense, net; income tax expense (benefit); net loss in earnings of equity method investments; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(6)	The estimated GAAP effective tax rates were approximately 29.7% for 2020 and (9.7)% for 2019. The estimated Adjusted non-GAAP effective tax rates were approximately 21.8% for 2020 and 21.3% for 2019.
(7)	Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the twelve months ended December 31, 2020 and 2019 totaled $5.00 and $2.69 per diluted share, respectively.

About J2 Global

J2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, RetailMeNot, Offers.com, Spiceworks, Everyday Health, BabyCenter and What To Expect in its Digital Media business and eFax, eVoice, iContact, Campaigner, Vipre, IPVanish and KeepItSafe in its Cloud Services business. J2 reaches in excess 240 million people per month across its brands. As of December 31, 2020, J2 had achieved 25 consecutive fiscal years of revenue growth. For more information about J2, please visit www.J2global.com.

Contact:

Rebecca Wright
J2 Global, Inc.
800-577-1790
press@J2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2021 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in J2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting J2 Global, refer to the 2019 Annual Report on Form 10-K filed by J2 Global on March 2, 2020, and the other reports filed by J2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2021 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this Release.

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$242,652	$575,615
Short-term investments	663	—
Accounts receivable, net of allowances of $15,269 and $12,701, respectively	325,619	261,928
Prepaid expenses and other current assets	53,909	49,347
Total current assets	622,843	886,890
Long-term investments	97,495	100,079
Property and equipment, net	156,577	127,817
Operating lease right-of-use assets	105,845	125,822
Goodwill	1,867,430	1,633,033
Other purchased intangibles, net	741,569	556,553
Deferred income taxes, noncurrent	56,545	59,976
Other assets	17,027	15,676
TOTAL ASSETS	$3,665,331	$3,505,846

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$230,651	$238,059
Income taxes payable, current	31,753	17,758
Deferred revenue, current	190,644	162,855
Operating lease liabilities, current	32,211	26,927
Current portion of long-term debt	396,801	385,532
Other current liabilities	497	1,973
Total current liabilities	882,557	833,104
Long-term debt	1,182,220	1,062,929
Deferred revenue, noncurrent	14,440	12,744
Operating lease liabilities, noncurrent	99,177	104,070
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	57,081	52,451
Deferred income taxes, noncurrent	162,700	107,453
Other long-term liabilities	44,463	10,228
TOTAL LIABILITIES	2,454,313	2,194,654
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	443	476
Additional paid-in capital	456,274	465,652
Retained earnings	809,107	891,526
Accumulated other comprehensive loss	(54,806)	(46,462)
TOTAL STOCKHOLDERS’ EQUITY	1,211,018	1,311,192
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,665,331	$3,505,846

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Total revenues	$469,240	$405,588	$1,489,593	$1,372,054

Cost of revenues (1)	60,027	64,328	231,782	237,323
Gross profit	409,213	341,260	1,257,811	1,134,731

Operating expenses:
Sales and marketing (1)	126,157	105,371	413,474	379,183
Research, development and engineering (1)	21,022	15,704	64,295	54,396
General and administrative (1)	133,148	109,940	445,431	424,072
Total operating expenses	280,327	231,015	923,200	857,651
Income from operations	128,886	110,245	334,611	277,080
Interest expense, net	66,096	18,921	131,975	69,546
Gain on sale of business	—	—	(17,122)	—
Loss on investments, net	—	2	20,991	47
Other (income) expense, net	(15,219)	5,232	(31,632)	7,889
Income before income taxes and net loss in earnings of equity method investment	78,009	86,090	230,399	199,598
Income tax expense (benefit)	19,382	(37,227)	68,393	(19,376)
Net loss in earnings of equity method investment	539	294	11,338	168
Net income	$58,088	$123,023	$150,668	$218,806

Basic net income per common share:
Net income attributable to J2 Global, Inc. common shareholders	$1.30	$2.54	$3.24	$4.52

Diluted net income per common share:
Net income attributable to J2 Global, Inc. common shareholders	$1.27	$2.45	$3.18	$4.39

Basic weighted average shares outstanding	44,504,222	47,626,833	46,308,825	47,647,397
Diluted weighted average shares outstanding	45,642,292	49,425,395	47,122,511	49,025,684

(1) Includes share-based compensation expense as follows:
Cost of revenues	$122	$135	$535	$525
Sales and marketing	319	335	1,454	1,547
Research, development and engineering	439	385	1,779	1,477
General and administrative	4,483	4,673	20,238	20,373
Total	$5,363	$5,528	$24,006	$23,922

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Twelve Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$150,668	$218,806
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	228,737	232,032
Amortization of financing costs and discounts	28,476	14,038
Non-cash operating lease costs	17,686	21,419
Share-based compensation	24,006	23,922
Provision for doubtful accounts	13,283	13,134
Deferred income taxes, net	5,840	(63,444)
Loss on extinguishment of debt	37,969	—
Gain on sale of businesses	(17,122)	—
Lease asset impairments and other charges	12,121	—
Changes in fair value of contingent consideration	(80)	6,318
Foreign currency remeasurement gain	(34,646)	—
Loss on equity method investments	11,338	139
Loss on equity and debt investments	20,826	4,164
Decrease (increase) in:
Accounts receivable	(31,611)	(30,680)
Prepaid expenses and other current assets	3,046	(8,685)
Other assets	(3)	(4,083)
Increase (decrease) in:
Accounts payable and accrued expenses	2,184	(770)
Income taxes payable	6,489	(1,738)
Deferred revenue	4,720	6,844
Operating lease liabilities	(16,439)	(20,240)
Liability for uncertain tax positions	9,391	(453)
Other long-term liabilities	3,200	1,816
Net cash provided by operating activities	480,079	412,539
Cash flows from investing activities:
Distribution from equity method investment	—	10,288
Purchases of equity method investment	(32,340)	(29,584)
Purchase of equity investments	(843)	—
Purchases of property and equipment	(92,552)	(70,588)
Proceeds from sale of assets	507	—
Acquisition of businesses, net of cash received	(482,227)	(415,343)
Proceeds from sale of businesses, net of cash divested	24,353	—
Purchases of intangible assets	(3,118)	(46)
Net cash used in investing activities	(586,220)	(505,273)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	750,000	550,000
Payment of note payable	(400)	—
Debt issuance cost	(7,272)	(12,862)
Payment of debt	(650,000)	(5,100)
Debt extinguishment costs	(29,250)	—
Proceeds from line of credit	—	185,000
Repayment of line of credit	—	(185,000)
Repurchase of common stock	(275,654)	(20,803)
Issuance of common stock under employee stock purchase plan	7,382	4,512
Exercise of stock options	1,619	5,274
Dividends paid	—	(43,918)
Deferred payments for acquisitions	(29,180)	(18,876)
Other	(1,878)	(1,532)

Net cash (used in) provided by financing activities	(234,633)	456,695
Effect of exchange rate changes on cash and cash equivalents	7,811	2,180
Net change in cash and cash equivalents	(332,963)	366,141
Cash and cash equivalents at beginning of year	575,615	209,474
Cash and cash equivalents at end of year	$242,652	$575,615

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes and overlapping interest of senior notes prior to extinguishment; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of leasehold improvement impairments; and (11) elimination of dilutive effect of the convertible debt.

	Three Months Ended December 31,
	2020	Per Diluted Share *	2019	Per Diluted Share *
Net income	$58,088	$1.27	$123,023	$2.45
Plus:
Share based compensation (1)	4,643	0.10	7,843	0.16
Acquisition related integration costs (2)	7,363	0.17	(824)	(0.02)
Interest costs (3)	40,133	0.90	5,198	0.11
Amortization (4)	37,862	0.85	30,399	0.64
Investments (5)	(2,158)	(0.05)	3,567	0.08
Tax expense (benefit) from prior years (6)	2,841	0.06	(10)	—
Sale of assets (7)	374	0.01	—	—
Intra-entity transfers (8)	(12,124)	(0.27)	(53,690)	(1.13)
Lease asset impairments and other charges (9)	1,708	0.04	—	—
Leasehold improvement impairments (10)	(3)	—	—	—
Convertible debt dilution (11)	—	0.03	—	0.07
Adjusted non-GAAP net income	$138,727	$3.11	$115,506	$2.38
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

	Twelve Months Ended December 31,
	2020	Per Diluted Share *	2019	Per Diluted Share *
Net income	$150,668	$3.18	$218,806	$4.39
Plus:
Share based compensation (1)	18,993	0.41	21,701	0.46
Acquisition related integration costs (2)	10,134	0.22	13,152	0.28
Interest costs (3)	54,062	1.17	10,367	0.22
Amortization (4)	127,260	2.75	130,547	2.74
Investments (5)	33,337	0.72	3,441	0.07
Tax expense from prior years (6)	7,757	0.17	62	—
Sale of assets (7)	(9,897)	(0.21)	—	—
Intra-entity transfers (8)	(25,440)	(0.55)	(53,690)	(1.13)
Lease asset impairments and other charges (9)	11,099	0.24	—	—
Leasehold improvement impairments (10)	2,774	0.06	—	—
Convertible debt dilution (11)	—	0.06	—	0.12
Adjusted non-GAAP net income	$380,747	$8.18	$344,386	$7.08
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes and overlapping interest of senior notes prior to extinguishment; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of leasehold improvement impairments; and (11) elimination of dilutive effect of the convertible debt.

	Three Months Ended December 31,
	2020	2019
Cost of revenues	$60,027	$64,328
Plus:
Share based compensation (1)	(122)	(135)
Acquisition related integration costs (2)	(57)	(43)
Amortization (4)	(115)	(450)
Adjusted non-GAAP cost of revenues	$59,733	$63,700
Sales and marketing	$126,157	$105,371
Plus:
Share based compensation (1)	(319)	(335)
Acquisition related integration costs (2)	(1,117)	274
Lease asset impairments and other charges (9)	(76)	—
Leasehold improvement impairments (10)	(3)	—
Adjusted non-GAAP sales and marketing	$124,642	$105,310
Research, development and engineering	$21,022	$15,704
Plus:
Share based compensation (1)	(439)	(385)
Acquisition related integration costs (2)	(627)	48
Lease asset impairments and other charges (9)	(35)	—
Adjusted non-GAAP research, development and engineering	$19,921	$15,367
General and administrative	$133,148	$109,940
Plus:
Share based compensation (1)	(4,483)	(4,673)
Acquisition related integration costs (2)	(7,990)	801
Amortization (4)	(48,655)	(48,333)
Lease asset impairments and other charges (9)	(2,610)	—
Leasehold improvement impairments (10)	(23)	—
Adjusted non-GAAP general and administrative	$69,387	$57,735
Interest expense, net	$66,096	$18,921
Plus:
Interest costs (3)	(50,869)	(3,293)
Adjusted non-GAAP interest expense, net	$15,227	$15,628
Loss on investments, net	$—	$2
Adjusted non-GAAP loss on investments, net	$—	$2

Continued from previous page

Other (income) expense, net	$(15,219)	$5,232
Plus:
Acquisition related integration costs (2)	209	—
Investments (5)	—	(4,164)
Sale of assets (7)	(32)	—
Intra-entity transfers (8)	17,474	—
Lease asset impairments and other charges (9)	385	—
Adjusted non-GAAP other (income) expense, net	$2,817	$1,068
Income Tax Provision	$19,382	$(37,227)
Plus:
Share based compensation (1)	720	(2,315)
Acquisition related integration costs (2)	2,219	(256)
Interest costs (3)	10,736	(1,905)
Amortization (4)	10,908	18,384
Investments (5)	2,697	891
Tax (benefit) expense from prior years (6)	(2,841)	10
Sale of assets (7)	(342)	—
Intra-entity transfers (8)	(5,350)	53,690
Lease asset impairments and other charges (9)	628	—
Leasehold improvement impairments (10)	29	—
Adjusted non-GAAP income tax provision	$38,786	$31,272
Net loss in earnings of equity method investment	$539	$294
Plus:
Investments (5)	(539)	(294)
Adjusted non-GAAP net loss in earnings of equity method investment	$—	$—

Total adjustments	$(80,639)	$7,517

GAAP earnings per diluted share	$1.27	$2.45
Adjustments *	$1.84	$(0.07)
Adjusted non-GAAP earnings per diluted share	$3.11	$2.38
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes and overlapping interest of senior notes prior to extinguishment; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of leasehold improvement impairments; and (11) elimination of dilutive effect of the convertible debt.

	Twelve Months Ended December 31,
	2020	2019
Cost of revenues	$231,782	$237,323
Plus:
Share based compensation (1)	(535)	(525)
Acquisition related integration costs (2)	(227)	(368)
Amortization (4)	(1,921)	(1,893)
Adjusted non-GAAP cost of revenues	$229,099	$234,537
Sales and marketing	$413,474	$379,183
Plus:
Share based compensation (1)	(1,454)	(1,547)
Acquisition related integration costs (2)	(1,803)	(2,870)
Lease asset impairments and other charges (9)	(76)	—
Leasehold improvement impairments (10)	(3)	—
Adjusted non-GAAP sales and marketing	$410,138	$374,766
Research, development and engineering	$64,295	$54,396
Plus:
Share based compensation (1)	(1,779)	(1,477)
Acquisition related integration costs (2)	(606)	(2,039)
Lease asset impairments and other charges (9)	(35)	—
Adjusted non-GAAP research, development and engineering	$61,875	$50,880
General and administrative	$445,431	$424,072
Plus:
Share based compensation (1)	(20,238)	(20,373)
Acquisition related integration costs (2)	(10,752)	(11,745)
Amortization (4)	(162,802)	(180,603)
Tax expense from prior years (6)	—	(104)
Lease asset impairments and other charges (9)	(14,801)	—
Leasehold improvement impairments (10)	(3,628)	—
Adjusted non-GAAP general and administrative	$233,210	$211,247
Interest expense, net	$131,975	$69,546
Plus:
Acquisition related integration costs (2)	—	27
Interest costs (3)	(68,961)	(10,121)
Adjusted non-GAAP interest expense, net	$63,014	$59,452

Continued from previous page

Gain on sale of businesses	$(17,122)	$—
Plus:
Sale of assets (7)	17,122	—
Adjusted non-GAAP gain on sale of businesses	$—	$—
Loss on investments, net	$20,991	$47
Plus:
Investments (5)	(20,825)	—
Sale of assets (7)	(165)	—
Adjusted non-GAAP loss on investments, net	$1	$47
Other (income) expense, net	$(31,632)	$7,889
Plus:
Acquisition related integration costs (2)	209	—
Investments (5)	—	(4,164)
Sale of assets (7)	618	—
Intra-entity transfers (8)	35,460	—
Lease asset impairments and other charges (9)	385	—
Adjusted non-GAAP other (income) expense, net	$5,040	$3,725
Income tax provision	$68,393	$(19,376)
Plus:
Share based compensation (1)	5,013	2,221
Acquisition related integration costs (2)	3,045	3,843
Interest costs (3)	14,899	(246)
Amortization (4)	37,463	51,949
Investments (5)	(1,174)	891
Tax (benefit) expense from prior years (6)	(7,757)	42
Sale of assets (7)	(7,678)	—
Intra-entity transfers (8)	(10,020)	53,690
Lease asset impairments and other charges (9)	3,428	—
Leasehold improvement impairments (10)	857	—
Adjusted non-GAAP income tax provision	$106,469	$93,014
Net loss in earnings of equity method investment	$11,338	$168
Plus:
Investments (5)	(11,338)	(168)
Adjusted non-GAAP net loss in earnings of equity method investment	$—	$—

Total adjustments	$(230,079)	$(125,580)

GAAP earnings per diluted share	$3.18	$4.39
Adjustments *	$5.00	$2.69
Adjusted non-GAAP earnings per diluted share	$8.18	$7.08
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income, and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, retention bonuses, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes and in November 2019, the Company issued $550.0 million aggregate principal amount of 1.75% convertible senior notes. In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion features, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its 3.25% and 1.75% convertible senior notes of approximately 5.8% and 5.5%, respectively, in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% and 1.75%, respectively, because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. In addition, the Company has excluded two months of overlapping interest expense and loss on extinguishment in the fourth quarter of 2020 in connection with the 6.0% senior unsecured notes and the issuance of the 4.625% Senior Notes in October of 2020. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related reversals of income tax reserves accounted for through ASC 740-10. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Gain on Sale of Assets. The Company excludes the gain on sale of certain of its assets. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Intra-Entity Transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years and related foreign currency fluctuations. The Company believes that the Non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(9) Lease Asset Impairments and Other Charges. The Company excludes lease asset impairments and other charges as they are non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(10) Leasehold Improvement Impairments. The Company excludes leasehold improvement impairments as they are non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(11) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Gain on Sale of Businesses, Adjusted non-GAAP Loss on Investments, Adjusted non-GAAP Other (Income) Expense, Adjusted non-GAAP Income Tax Provision and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

J2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Net income	$58,088	$123,023	$150,668	$218,806
Plus:
Interest expense, net	66,096	18,921	131,975	69,546
Gain on sale of businesses	—	—	(17,122)	—
Loss on investments, net	—	2	20,991	47
Other (income) expense, net	(15,219)	5,232	(31,632)	7,889
Income tax expense (benefit)	19,382	(37,227)	68,393	(19,376)
Net loss in earnings of equity method investment	539	294	11,338	168
Depreciation and amortization	65,057	61,623	228,737	232,032
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation	5,363	5,528	24,006	23,922
Acquisition-related integration costs	9,791	(1,080)	13,388	17,022
Additional indirect tax expense from prior years	—	—	—	104
Lease asset impairments and other charges	2,721	—	14,912	—

Adjusted EBITDA	$211,818	$176,316	$615,654	$550,160

Adjusted EBITDA as calculated above represents earnings before interest, gain on sale of businesses, loss on investments, net, other (income) expense, net, income tax expense (benefit), net loss in earnings of equity method investments, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation; (2) certain acquisition-related integration costs; (3) additional indirect tax expense from prior years; and (4) lease asset impairments and other charges. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2020
Net cash provided by operating activities	$102,036	$139,591	$114,382	$124,070	$480,079
Less: Purchases of property and equipment	(26,885)	(23,652)	(20,729)	(21,286)	(92,552)
Add: Contingent consideration*	20,054	—	49	99	20,202
Free cash flows	$95,205	$115,939	$93,702	$102,883	$407,729

* Free Cash Flows of $95.2 million for Q1 2020, $93.7 million for Q3 2020 and $102.9 million for Q4 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

	Q1	Q2	Q3	Q4	YTD
2019
Net cash provided by operating activities	$116,854	$95,357	$97,096	$103,232	$412,539
Less: Purchases of property and equipment	(12,531)	(18,260)	(18,692)	(21,105)	(70,588)
Add: Contingent consideration*	—	8,698	(240)	—	8,458
Free cash flows	$104,323	$85,795	$78,164	$82,127	$350,409

* Free Cash Flows of $85.8 million for Q2 2019 and $78.2 million for Q3 2019 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2020
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$171,372	$297,868	$—	$469,240

Gross profit
GAAP gross profit	$133,318	$275,895	$—	$409,213
Non-GAAP adjustments:
Share-based compensation	119	3	—	122
Acquisition related integration costs	57	—	—	57
Amortization	115	—	—	115
Adjusted non-GAAP gross profit	$133,609	$275,898	$—	$409,507

Operating profit
GAAP operating profit	$60,615	$85,571	$(17,300)	$128,886
Non-GAAP adjustments:
Share-based compensation	1,017	1,334	3,012	5,363
Acquisition related integration costs	337	8,116	1,338	9,791
Amortization	15,759	32,903	109	48,771
Lease asset impairment and other charges	—	2,721	—	2,721
Leasehold improvement impairments	—	26	—	26
Adjusted non-GAAP operating profit	$77,728	$130,671	$(12,841)	$195,558

Depreciation	5,639	10,621	—	16,260
Adjusted EBITDA	$83,367	$141,292	$(12,841)	$211,818

NOTE 1: Table above excludes certain intercompany allocations

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2019
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$169,296	$236,290	$2	$405,588

Gross profit
GAAP gross profit	$132,345	$208,913	$2	$341,260
Non-GAAP adjustments:
Share-based compensation	133	2	—	135
Acquisition related integration costs	43	—	—	43
Amortization	450	—	—	450
Adjusted non-GAAP gross profit	$132,971	$208,915	$2	$341,888

Operating profit
GAAP operating profit	$58,713	$63,211	$(11,679)	$110,245
Non-GAAP adjustments:
Share-based compensation	1,211	1,146	3,171	5,528
Acquisition related integration costs	783	(1,863)	—	(1,080)
Amortization	19,531	28,663	589	48,783
Adjusted Non-GAAP operating profit	$80,238	$91,157	$(7,919)	$163,476

Depreciation	2,995	9,845	—	12,840
Adjusted EBITDA	$83,233	$101,002	$(7,919)	$176,316

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: Table above has been recast to remove the impact of certain expenses associated with the Corporate entity that were previously allocated to the Cloud Services and Digital Media businesses.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2020
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$678,461	$811,130	$—	$1,489,591

Gross profit
GAAP gross profit	$524,200	$733,658	$(47)	$1,257,811
Non-GAAP adjustments:
Share-based compensation	525	10	—	535
Acquisition related integration costs	227	—	—	227
Amortization	1,921	—	—	1,921
Adjusted non-GAAP gross profit	$526,873	$733,668	$(47)	$1,260,494

Operating profit
GAAP operating profit	$250,306	$139,807	$(55,502)	$334,611
Non-GAAP adjustments:
Share-based compensation	5,623	5,539	12,844	24,006
Acquisition related integration costs	606	11,289	1,493	13,388
Amortization	61,159	99,901	3,663	164,723
Lease asset impairment and other charges	—	14,912	—	14,912
Leasehold improvement impairments	—	3,631	—	3,631
Adjusted non-GAAP operating profit	$317,694	$275,079	$(37,502)	$555,271

Depreciation	18,595	41,788	—	60,383
Adjusted EBITDA	$336,289	$316,867	$(37,502)	$615,654

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: Table above has been recast to remove the impact of certain expenses associated with the Corporate entity that were previously allocated to the Cloud Services and Digital Media businesses.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2019
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$661,835	$710,211	$8	$1,372,054

Gross profit
GAAP gross profit	$517,565	$617,158	$8	$1,134,731
Non-GAAP adjustments:
Share-based compensation	516	9	—	525
Acquisition related integration costs	153	215	—	368
Amortization	1,893	—	—	1,893
Adjusted non-GAAP gross profit	$520,127	$617,382	$8	$1,137,517

Operating profit
GAAP operating profit	$247,838	$76,965	$(47,723)	$277,080
Non-GAAP adjustments:
Share-based compensation	3,796	5,016	15,110	23,922
Acquisition related integration costs	1,917	15,105	—	17,022
Amortization	69,386	110,623	2,487	182,496
Additional tax expense from prior years	104	—	—	104
Adjusted non-GAAP operating profit	$323,041	$207,709	$(30,126)	$500,624

Depreciation	11,585	37,951	—	49,536
Adjusted EBITDA	$334,626	$245,660	$(30,126)	$550,160

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: Table above has been recast to remove the impact of certain expenses associated with the Corporate entity that were previously allocated to the Cloud Services and Digital Media businesses.